Exhibit 4.4

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______, 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT.

USA TECHNOLOGIES, INC.
Incorporated under the laws of the Commonwealth of Pennsylvania

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of USA Technologies, Inc. and Related
Warrants to Purchase Shares of Common Stock of USA Technologies, Inc.

Subscription Price:  $____ per Share and Related Warrant

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______, 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, no par value, of USA Technologies, Inc. (“Share”), and one related warrant to purchase one Share (“Warrant”) at a subscription price of $____ (the “Subscription Right”), pursuant to a Rights Offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by the Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share and related Warrant in accordance with the “Instructions as to Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of USA Technologies, Inc. and the signatures of its duly authorized officers.

Dated: _______, 2010

Chairman and Chief Executive Officer	President, Chief Operating Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS		FORM 3-SIGNATURE

To subscribe for Shares and related Warrants pursuant to your Subscription Right, please complete the items (a) and (b) and sign under Form 3 below.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for _______ Shares & related Warrants  x $____  =   $___________

    (no. of new Shares & Warrants)          (subscription price)  (amt enclosed)

(b) METHOD OF PAYMENT (CHECK ONE)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares and related Warrants indicated above on the terms and conditions specified in the Prospectus.

Signature(s):   ______________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature
Guaranteed:_________________________________________
  (Name of Bank or Firm)

By: ________________________________________________
  (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

☐	Check or bank draft drawn on a U.S. bank payable to “American Stock Transfer FBO USA Technologies, Inc.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to wire transfer to JP Morgan Chase, ABA No. 021000021, Account No. 530-354616, Account name: American Stock Transfer FBO USA Technologies, Inc.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares and related Warrants underlying your Rights or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FOR ADDITIONAL INSTRUCTIONS ON THE USE OF USA TECHNOLOGIES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 (CALL COLLECT) or (800) 322-2885 (TOLL-FREE). YOU MAY ALSO E-MAIL OUR INFORMATION AGENT AT USATRIGHTS@MACKENZIEPARTNERS.COM.